(Name of Selling Stockholder)


            CUSTODY AGREEMENT AND POWER OF ATTORNEY
                  for Sale of Common Stock of
                   Empire of Carolina, Inc.




  Steven E. Geller
  Marvin Smollar

       As Attorneys-in-Fact

  c/o  Empire of Carolina, Inc.
       5150 Linton Boulevard
       Delray Beach, Florida  33484

  American Stock Transfer & Trust Company
  40 Wall Street
  46th Floor
  New York, New York  10005

       As Custodian

  Ladies and Gentlemen:

            Empire of Carolina, Inc., a Delaware
  corporation (the "Company"), proposes to issue and sell an aggregate of 1,500,000 shares of its common stock, par value $0.10 per share (the "Common Stock"), and the undersigned and certain other stockholders and/or warrantholders and optionholders of the Company (the undersigned and such other stockholders and/or warrantholders and optionholders being hereinafter referred to as the "Selling Stockholders") propose to sell an aggregate of 1,413,639 shares of the Company s currently issued and outstanding Common Stock, 444,000 shares of the Company s Common Stock that will be issued to the Selling Stockholders on the date of such sale upon exercise of currently outstanding options and warrants and an outstanding option (the "Halco Option") to purchase an aggregate of 333,333 shares from another
  Selling Stockholder (the "Halco Option Shares") to a group of underwriters, for whom William Blair & Company, L.L.C. and Gerard Klauer Mattison & Co., LLC are acting as representatives (the "Underwriters") for distribution to the public, as contemplated by a Registration
  Statement on Form S-1, File No. 333-4440 (the
  "Registration Statement") at a price and on terms to be hereafter determined. In addition, solely for the purpose of covering over-allotments, if any, the Company and certain of the Selling Stockholders propose to sell to the Underwriters upon terms to be hereafter determined, up to an additional 297,595 and 250,000 shares of Common Stock, respectively.

            It is understood that at this time there is no commitment on the part of the Underwriters to purchase any shares of Common Stock and there are no assurances that an offering of Common Stock will take place. The maximum number of shares of Common Stock which the undersigned proposes to sell to the Underwriters as set forth on Schedule I hereto pursuant to the Halco Option or the Underwriting Agreement to be entered into by and among the Company, the Selling Stockholders and the Underwriters (the "Underwriting Agreement"), as the case may be, are referred to herein as the "Shares."

  I.Appointment and Powers of Attorneys-in-Fact

  A.The undersigned hereby irrevocably constitutes and appoints Steven E. Geller and Marvin Smollar (the
  "Attorneys-in-Fact"), and each of them, his agent and attorney-in-fact, with full power of substitution, with respect to all matters arising in connection with the public offering and sale of the Shares (subject to the limitations set forth below), including, but not limited to, the power and authority on behalf of the undersigned to do or cause to be done any of the following things:

  1.negotiate, determine and agree upon (a) the price at which the Shares will be initially offered to the public by the Underwriters pursuant to the Underwriting
  Agreement, (b) the underwriting discount with respect to the Shares; provided that such discount does not exceed
  7% of the price at which the Shares will be initially offered to the public, and (c) subject to the preceding clauses (a) and (b), the price at which the Shares or the Halco Option, as the case may be, will be sold to the Underwriters by the Selling Stockholders pursuant to the Underwriting Agreement, it being acknowledged and agreed that any such underwriting discount and price at which the Shares will be sold to the Underwriters shall be the same with respect to the Shares and shares of Common
  Stock to be sold to the Underwriters by the Company, that the price at which the Halco Option will be sold to the Underwriters shall be the price at which the other Shares are sold to the Underwriters less the exercise price of the Halco Option as provided in the Halco Option and that the price at which the Halco Option Shares will be sold to the Underwriters shall be such exercise price;

  2.execute and deliver the Underwriting Agreement, substantially in the form of the draft delivered to the undersigned herewith (dated June 13, 1996), receipt of which is acknowledged, but with such insertions, changes, additions or deletions as the Attorneys-in-Fact shall approve as not materially adverse to the undersigned
  (which may include a decrease (not to exceed 10% of the Shares), but not an increase, in the number of Shares to be sold by the undersigned and may not include any adverse change to the indemnity and contribution provisions included in the Underwriting Agreement), such approval to be conclusively evidenced by the execution and delivery of the Underwriting Agreement by an Attorney-in Fact, including the making of all representations and agreements provided in the Underwriting Agreement to be made by, and the exercise of all authority thereunder vested in, the undersigned;

  3.sell, assign, transfer and deliver the Halco Option and the Shares to the Underwriters pursuant to the Underwriting Agreement and the Halco Option Shares to the
  Underwriters pursuant to the Halco Option and deliver to the Underwriters (or instruct the Custodian to deliver) certificates for the Shares so sold;

  4.take any and all steps deemed necessary or desirable by the Attorneys-in-Fact in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange
  Act of 1934, as amended (the "Exchange Act"), and under the securities or "blue sky" laws of various states and jurisdictions, including, without limitation, requesting acceleration of the effective date of any such registration and the giving or making of such undertakings, representations and agreements and the taking of such other steps as the Attorneys-in-Fact may deem necessary or advisable;

  5.instruct the Company and the Custodian, as hereinafter defined, on all matters pertaining to the sale of the Shares and delivery of certificates therefor;

  6.provide, in accordance with the Underwriting Agreement, for the payment of underwriting discounts and commissions and transfer taxes, if any, and any other costs or expenses allocable to or payable by the undersigned in connection with the offering and sale of the undersigned's Shares covered by the Registration
  Statement; provided that this Custody Agreement and Power of Attorney shall not create any obligation to pay any such other costs or expenses; and further provided that this clause (vi) shall not affect any agreement which the Company and the Selling Stockholders may make for the allocation or sharing of such costs or expenses; and

  7.subject to clause (i) above, otherwise take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Attorneys-in-Fact in their discretion in connection with the registration of the Shares, including the execution and delivery of any documents, and generally act for and in the name of the undersigned with respect to the sale of the Shares to the Underwriters and the reoffering of the Shares by the Underwriters as fully as could the undersigned if then personally present and acting.

  B.Each Attorney-in-Fact may act alone in exercising the rights and powers conferred on the Attorneys-in-Fact by this Custody Agreement and Power of Attorney, and the act of any Attorney-in-Fact shall be the act of the Attorneys-in-Fact. Each Attorney-in-Fact is hereby empowered to determine, in his sole and absolute discretion, the time or times when, the purposes for which, and the manner in which, any power herein conferred upon the Attorneys-in-Fact shall be exercised.

  C.The Custodian, the Underwriters, the Company and all other persons dealing with the Attorneys-in-Fact as such may rely and act upon any writing believed in good faith to be signed by one or more of the Attorneys-in-Fact.

  D.The Attorneys-in-Fact shall not receive any compensation for their services rendered hereunder.

  E.The undersigned acknowledges that the powers of attorney granted pursuant to this Agreement are granted to secure the undersigned's performance of this Agreement and the Underwriting Agreement and therefore are coupled with an interest and, subject to Section 5 below, are irrevocable.

   II.Appointment of Custodian; Deposit of Shares or
  Warrants

  A.In connection with and to facilitate the sale of the Shares to the Underwriters, the undersigned hereby appoints the American Stock Transfer & Trust Company, as custodian (the "Custodian"), and herewith deposits with the Custodian one or more certificates for Common Stock and certificates representing warrants and/or options (if separately certificated) which are being exercised by the undersigned listed in Schedule II hereto which collectively represent not less than the maximum number of Shares to be sold by the undersigned to the Underwriters, which number is set forth on Schedule I hereto. Each such certificate so deposited is in negotiable and proper deliverable form accompanied by two or more duly executed stock powers in blank, bearing the signature of the undersigned thereon and a medallion guarantee of such signature by a commercial bank or trust company in the United States or by a member firm of the

  New York Stock Exchange. The Custodian is hereby authorized and directed, subject to the instructions of the Attorneys-in-Fact, (a) to hold in custody the certificate or certificates deposited herewith and any related stock powers, (b) to deliver the certificate or certificates and any related stock powers deposited hereunder to or at the direction of the Attorneys-in-Fact in accordance with the terms of the Underwriting
  Agreement or the Halco Option, as the case may be, and
  (c) to return to the undersigned new certificate(s) for the shares of Common Stock, warrants and/or options, as the case may be, represented by any certificate deposited hereunder which are not sold or exercised pursuant to the Underwriting Agreement or the Halco Option, as the case may be.

  B.Until the Shares have been delivered to the Underwriter against payment therefor in accordance with the Underwriting Agreement or the Halco Option, as the case may be, the undersigned shall retain all rights of ownership with respect to the Shares deposited hereunder, including the right to vote and to receive all dividends and payment thereon, except the right to retain custody of or dispose of such Shares, which right is subject to this Agreement and, from and after its execution, the Underwriting Agreement.

  III.Sale of Shares and Remitting Net Proceeds

            The Attorneys-in-Fact are hereby authorized and directed to deliver or cause the Custodian to deliver certificates for the Shares to the Underwriters as provided in the Underwriting Agreement or the Halco
  Option, as the case may be, against delivery to the Attorneys-in-Fact for the account of the undersigned of the purchase price of the Shares, at the time and in the funds specified in the Underwriting Agreement or the Halco Option, as the case may be, subject to the provisions of paragraph 1(a)(I) above. The Attorneys-in-
  Fact are authorized, on behalf of the undersigned, to accept and acknowledge receipt of the payment of the purchase price for the Shares and shall promptly deposit such proceeds with the Custodian. After reserving an amount of such proceeds for underwriting discounts and commissions and transfer taxes, if any, and any other costs or expenses allocable to or payable by the undersigned, the Custodian shall promptly remit to the undersigned his proportionate share of the proceeds.

  IV.Representations, Warranties and Agreements. The undersigned represents and warrants to, and agrees with, the other Selling Stockholders, the Company, the Attorneys-in-Fact, the Custodian, the Underwriters and counsel for the Company and such Selling Stockholder, as follows:

  A.The undersigned has full legal right, power and authority to enter into and perform this Agreement and the Underwriting Agreement.

  B.The undersigned has reviewed the representations and warranties to be made by the undersigned as a Selling
  Stockholder contained in the Underwriting Agreement, and hereby represents, warrants and covenants as to itself that each of such representations and warranties is true and correct as of the date hereof and, except as the undersigned shall have notified the Attorneys-in-Fact pursuant to paragraph F of the attached instructions, will be true and correct at all times from the date hereof through and including the time of the closing of the sale of the Shares to the Underwriters. The undersigned will promptly notify the Attorneys-in-Fact of any development that would make any such representation and warranty untrue.

  C.The information contained in the Registration Statement relating solely to the undersigned is true and correct.

  D.The undersigned has completed the information called for in Schedule I hereto and such information with respect to the undersigned is complete and correct.

  E.Except as otherwise disclosed in Schedule III hereto, the undersigned is not a member of or directly or indirectly an affiliate of or associated with any member of the National Association of Securities Dealers, Inc.

  F.Upon execution and delivery of the Underwriting
  Agreement by the Attorneys-in-Fact on behalf of the undersigned in accordance with this Power of Attorney and Custody Agreement, the undersigned agrees to be bound by and to perform each of the covenants and agreements of the undersigned as a Selling Stockholder in the Underwriting Agreement including without limitation, the indemnification and contribution obligations thereunder.

  G.The undersigned agrees to deliver to the Attorneys-in-
  Fact such documentation as the Attorneys-in-Fact, the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions hereof or of the Underwriting
  Agreement, all of the foregoing to be in form and substance reasonably satisfactory in all respects to the Attorneys-in-Fact including, without limitation, if requested by the Company or counsel for the Company, or the Underwriters or counsel for the Underwriters, as the case may be, an opinion of counsel, in form and substance reasonably satisfactory to the Company and its counsel, or the Underwriters and their counsel, as the case may be, covering the representations, warranties and agreements of the undersigned to be contained in the Underwriting Agreement and such other matters as the Company or its counsel, or the Underwriters or their counsel, as the case may be, shall reasonably request.

  The foregoing representations, warranties and agreements are made for the benefit of, and may be relied upon by, the other Selling Stockholders, the Attorneys-in-Fact, the Company, the Custodian, the Underwriters and their respective representatives, agents and counsel and are in addition to, and not in limitation of, the representations, warranties and agreements of the Selling
  Stockholders in the Underwriting Agreement.

  V.Irrevocability of Instruments; Termination of this Agreement.

  A.This Agreement, the deposit of Shares, warrants and/or options pursuant hereto and all authority hereby conferred, is granted, made and conferred subject to and in consideration of (I) the interests of the Attorneys-in-Fact, the Underwriters, the Company and the other
  Selling Stockholders who may become parties to the Underwriting Agreement in and for the purpose of completing the transaction contemplated hereunder and by the Underwriting Agreement and (ii) the completion of the registration of Common Stock pursuant to the Registration Statement and the other acts of the above-mentioned parties from the date thereof to and including the execution and delivery of the Underwriting Agreement in anticipation of the sale of Common Stock, including the Shares, to the Underwriters; and the Attorneys-in-Fact are hereby further vested with an estate, right, title and interest in and to the Shares deposited herewith for the purpose of irrevocably empowering and securing to them authority sufficient to consummate said transactions. Accordingly, this Agreement shall be irrevocable prior to August 31, 1996, and shall remain in full force and effect until that date. The undersigned further agrees that this Agreement shall not be terminated by operation of law or upon the occurrence of any event whatsoever, including the death, disability or incompetence of the undersigned or any other Selling Stockholder or, if the undersigned or any other Selling Stockholder is not a natural person, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of the undersigned or such Selling Stockholder. If any event referred to in the preceding sentence shall occur, whether with or without notice thereof to the Attorneys-in-Fact, any of the Underwriters or any other person, the Attorneys-in-

  Fact shall nevertheless be authorized and empowered to deliver the Shares deposited under this Agreement by the undersigned in accordance with the terms and provisions of this Agreement and the Underwriting Agreement or the Halco Option, as the case may be, and provide for the distribution of the proceeds therefrom as if such event has not occurred.

  B.Notwithstanding anything to the contrary contained in
  Section 5(a) above, if the sale of all of the Shares contemplated by this Agreement is not completed by August
  31, 1996 or if the offering is terminated or abandoned prior to that date, this Agreement shall terminate as of such date (without affecting any lawful action of the Attorneys-in-Fact or the Custodian prior to such termination), and the Attorneys-in-Fact shall cause the Custodian to return promptly to the undersigned all certificates for the Shares, warrants and/or options deposited hereunder not purchased by the Underwriters on or prior to such date.

  VI.Liability and Indemnification of the Attorneys-in-Fact and Custodian.

            The Attorneys-in-Fact and the Custodian assume no responsibility or liability to the undersigned or to any other person, other than to hold and dispose of the Shares, and to remit promptly to the undersigned the proceeds from the sale of the Shares and to return to the undersigned any other shares of Common Stock deposited with the Custodian pursuant to the terms of this Agreement in accordance with the provisions hereof and to otherwise comply with this Agreement. The undersigned hereby agrees to indemnify and hold harmless the Attorneys-in-Fact and the Custodian, and their respective officers, agents, successors, assigns and personal representatives with respect to any act or omission of or by any of them in good faith in connection with any and all matters contemplated by this Agreement or the Underwriting Agreement, but only to the extent arising out of their rights, responsibilities or actions as Attorneys-in-Fact or custodians, in accordance with the terms of this Power of Attorney and Custody Agreement.

  VII.Interpretation.

  A.The representations, warranties and agreements of the undersigned contained herein and in the Underwriting
  Agreement shall survive the sale and delivery of the Shares and the termination of this Agreement.

  B.This Custody Agreement and Power of Attorney shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of laws rules that would cause the application of laws of other jurisdictions other than Illinois, except that the corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders, in their capacity as stockholders.

  C.Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

  D.The use of the masculine gender in this Agreement includes the feminine and neuter, and the use of the singular includes the plural, wherever appropriate.

  E.This Agreement may be executed in separate counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.
                         *  *  *  *  *

            IN WITNESS WHEREOF, the undersigned has
  executed this Custody Agreement and Power of Attorney this ___ day of June, 1996.



                      (Please sign exactly as your
                      Stockholder name appears on your
                      stock certificate(s).)

  Signature of Selling
  Stockholder Guaranteed by:


                      Name and address to which notices and
                      funds shall be sent.

                      ______________________________
                      (Name)
                      ______________________________
                      (Street)
                      ______________________________
                      (City) (State) (Zip)
                      ______________________________
                      (Telephone and Contact)


  (NOTE: The signature must bear a medallion guarantee by a commercial bank or trust company in the United States or by a member of the New York Stock Exchange.)


  ACCEPTED by the          ACCEPTED by the Custodian as of
  Attorneys-in-Fact        the date above set forth:
  as of the date above
  set forth:

                           AMERICAN STOCK TRANSFER
  _______________________  & TRUST COMPANY
  Name: Steven E. Geller

  _______________________  By:_____________________
  Name: Marvin Smollar     Its:


                 SEE THE ATTACHED INSTRUCTIONS

                         INSTRUCTIONS

            (For completing the Custody Agreement
                    and Power of Attorney)


  A.   You have been sent three copies of the Custody
       Agreement and Power of Attorney (the "Agreement").
       Please complete and return two copies of the Agreement and stock certificates(s) as set forth in paragraph D below. One completed copy of the Agreement and your stock certificate(s) will be retained by the Custodian and one completed copy of the Agreement will be delivered to the Attorneys-in-
       Fact.

  B. Complete the information required by Schedules I, II and III attached hereto.

  C. Each copy of the Agreement and each stock, warrant or option certificate or stock power deposited hereunder must be executed by you with your signature on the Agreement and the stock, warrant or option certificate(s) or the accompanying stock power and such signature must bear a medallion guarantee by a commercial bank or trust company in the United Sates or any broker which is a member firm of the New York Stock Exchange. Please sign the stock, warrant or option certificate(s) or stock power and the Agreement exactly as your name appears on your stock, warrant or option certificate(s).

  D. Endorsed stock, warrant or option certificate(s) or stock certificate(s) with at least two stock powers attached along with all six executed copies of the completed Agreement should be promptly returned by hand delivery or certified mail appropriately insured to:

                 American Stock Transfer & Trust Company
                 40 Wall Street, 46th Floor
                 New York, New York  10005

       If sent through the mail, it is recommended that the executed stock powers be sent under separate cover from the certificate(s).

  E. If any certificate that you submit represents a greater number than the Shares to be sold by you, the Custodian will cause to be delivered to you a certificate for the excess number of shares as soon as practicable after the expiration of the over-allotment option, such certificate to be registered in the name of the deposited certificate.

  F. Please contact Steven E. Geller or Marvin Smollar if any information or representation included in the foregoing Agreement should change at any time prior to termination of a thirty-one (31) day period commencing on the date of the final Prospectus for the offering.

                          SCHEDULE I


  Name:______________________________


  Indicate the nature of any position, office or other material relationship which you have had within the past three years with the Company or any of its predecessors or affiliates (if none, please so indicate):

  ___________________________________


  ___________________________________


  ___________________________________


  Number of shares of Common Stock beneficially owned by you: ________


  Maximum number of shares of Common Stock proposed to be offered:

  ___________________________________

                          SCHEDULE II

           Certificate(s) for Shares of Common Stock

                   Empire of Carolina, Inc.

                        deposited under

            Custody Agreement and Power of Attorney



                                          Number of Shares
                      Number of Shares    of Common Stock
                      of Common Stock     from the
  Certificate         Represented         Certificate to
  Number              by Certificate      be Sold




                      Total:

                         SCHEDULE III


  Name:___________________________

  Describe any direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc.

  __________________________________

  __________________________________

  __________________________________